SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 28, 2007, Cytyc Corporation (“Cytyc”) issued a press release announcing that it had entered into a Supply Agreement for Equipment and Supplies (ThinPrep) (the “ThinPrep Agreement’) and a Supply Agreement for Equipment and Supplies (Imager) (the “Imager Agreement’) with Quest Diagnostics Incorporated (“Quest”).

The ThinPrep Agreement sets forth the terms and conditions pursuant to which Cytyc will sell, and Quest and its related entities will purchase, the ThinPrep® 2000 and 3000 processors and ThinPrep Pap Test disposable supplies used to process gynecological and non-gynecological slide samples. Cytyc will provide training, technical support and equipment services to Quest with respect to the purchased equipment and supplies. The Supply Agreement will expire on December 31, 2010, subject to certain customary termination rights including, commencing on January 1, 2008, the right of either party to terminate without cause upon 120 days’ notice. The Supply Agreement, which does not provide for purchase requirements, contains certain confidentiality and indemnification provisions.

The Imager Agreement sets forth the terms and conditions pursuant to which Quest will evaluate and test the ThinPrep Imaging System (“Imager”). The evaluation period commenced in March 2007 and will continue through July 31, 2007. The evaluation of the Imager will be based on a variety of factors, including clinical and operational performance. The Imagers will be located initially in four Quest locations during the evaluation period. Prior to the expiration of the evaluation period, Quest will inform Cytyc in writing whether Quest desires to retain the Imagers. The Imager Agreement contains pricing terms for the usage of the Imagers during the evaluation period and beyond if Quest agrees to retain and/or obtain additional units. If Quest elects not to retain the Imagers, the Imager Agreement will terminate at the end of the evaluation period without further obligation to Quest. The Imager Agreement also contains certain confidentiality and indemnification provisions.

These Agreements supersede and replace a prior agreement between Cytyc and Quest, the Agreement for Purchase of Equipment Reagents and Supplies, dated as of May 1, 2003, which was previously filed with the Securities and Exchange Commission.

Cytyc has not changed its previously disclosed full year 2007 financial guidance as a result of these new agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed pursuant to Item 8.01:

Exhibit No.	Description
99.1	Press Release, dated March 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
Chairman, Chief Executive Officer, and President

Date: March 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 28, 2007